Exhibit 99.01
Cadence Reports Fourth Quarter and Fiscal Year 2016 Financial Results
SAN JOSE, Calif. — February 1, 2017 — Cadence Design Systems, Inc. (NASDAQ: CDNS) today announced results for the fourth quarter and fiscal year 2016.
Cadence reported fourth quarter 2016 revenue of $469 million, compared to revenue of $441 million reported for the same period in 2015. On a GAAP basis, Cadence recognized net income of $38 million, or $0.14 per share on a diluted basis, in the fourth quarter of 2016, compared to net income of $80 million, or $0.26 per share on a diluted basis, for the same period in 2015. Revenue for 2016 totaled $1.816 billion, compared to revenue of $1.702 billion for 2015. Net income for 2016 was $203 million, or $0.70 per share on a diluted basis, compared to net income of $252 million, or $0.81 per share on a diluted basis for 2015.
Using the non-GAAP measure defined below, net income in the fourth quarter of 2016 was $95 million, or $0.34 per share on a diluted basis, as compared to net income of $95 million, or $0.31 per share on a diluted basis, for the same period in 2015. For 2016, non-GAAP net income was $351 million, or $1.21 per share on a diluted basis, compared to non-GAAP net income of $341 million, or $1.09 per share on a diluted basis, in 2015.
“Through focus on innovation and execution, Cadence again delivered strong results for both the fourth quarter and fiscal 2016.  Core EDA is foundational to our System Design Enablement (SDE) strategy, and digital and signoff revenue grew 9 percent for the year on strong customer adoption, while in System Integration, Palladium® Z1 had a phenomenal year with hardware revenue surging to a record high,” said Lip-Bu Tan, president and chief executive officer.  “SDE is expanding our reach with systems companies and into segments like automotive, aerospace and defense, where we had key wins with important customers in 2016.”
“Cadence continued to deliver consistent, predictable financial results in 2016 with operating cash flow generation a standout at $445 million, up 18 percent over 2015.” said Geoff Ribar, senior vice president and chief financial officer.  “I am especially proud of the quality of our balance sheet.  In the fourth quarter we completed our $1.2 billion stock repurchase program, cumulatively repurchasing 52 million shares representing approximately 18 percent of shares outstanding as of July 4, 2015.  This week, we replaced our December 2012 senior credit facility, increasing our borrowing capacity and extending the term; and we maintain an investment grade rating for our outstanding public debt.”
On January 30, 2017, Cadence entered into a new $350 million five year senior unsecured revolving credit facility with a group of lenders, which replaces the December 2012 senior credit facility.
On January 30, 2017, the Board of Directors of Cadence authorized the repurchase of $525 million of Cadence common stock. The actual timing and amount of repurchases will be subject to business and market conditions, corporate and regulatory requirements, acquisition opportunities and other factors.
CFO Commentary
Commentary on the fourth quarter and fiscal year 2016 financial results by Geoff Ribar, senior vice president and chief financial officer, is available at www.cadence.com/cadence/investor_relations.
Business Outlook
For the first quarter of 2017, the company expects total revenue in the range of $470 million to $480 million. First quarter GAAP net income per diluted share is expected to be in the range of $0.19 to $0.21. Net income per diluted share using the non-GAAP measure defined below is expected to be in the range of $0.30 to $0.32.
For 2017, the company expects total revenue in the range of $1.900 billion to $1.950 billion. On a GAAP basis, net income per diluted share for 2017 is expected to be in the range of $0.89 to $0.99. Using the non-GAAP measure defined below, net income per diluted share for 2017 is expected to be in the range of $1.32 to $1.42.

A schedule showing a reconciliation of the business outlook from GAAP net income and diluted net income per share to non-GAAP net income and diluted net income per share is included in this release.

Audio Webcast Scheduled

Lip-Bu Tan, president and chief executive officer, and Geoff Ribar, senior vice president and chief financial officer, will host a fourth quarter and fiscal year 2016 financial results audio webcast today, February 1, 2017, at 2 p.m. (Pacific) / 5 p.m. (Eastern). Attendees are asked to register at the website at least 10 minutes prior to the scheduled webcast. An archive of the webcast will be available starting February 1, 2017 at 5 p.m. (Pacific) and ending March 17, 2017 at 5 p.m. (Pacific). Webcast access is available at www.cadence.com/cadence/investor_relations.
About Cadence
Cadence enables global electronic design innovation and plays an essential role in the creation of today’s integrated circuits and electronics. Customers use Cadence® software, hardware, IP, and services to design and verify advanced semiconductors, consumer electronics, networking and telecommunications equipment, and computer systems. The company is headquartered in San Jose, California, with sales offices, design centers, and research facilities around the world to serve the global electronics industry. More information about the company and its products and services is available at www.cadence.com.
Cadence, the Cadence logo and Palladium are trademarks or registered trademarks of Cadence Design Systems, Inc. All other trademarks are the property of their respective owners.
The statements contained above regarding Cadence’s fourth quarter and fiscal year 2016 financial results and authorization to repurchase shares of its common stock, as well as the information in the Business Outlook section, are or include forward-looking statements based on current expectations or beliefs and preliminary assumptions about future events that are subject to factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These forward-looking statements are subject to a number of risks, uncertainties and other factors, many of which are outside Cadence’s control, including, among others: (i) Cadence’s ability to compete successfully in the electronic design automation product and the commercial electronic design and methodology services industries; (ii) the success of Cadence’s efforts to improve operational efficiency and growth; (iii) the mix of products and services sold and the timing of significant orders for Cadence’s products; (iv) change in customer demands, including those resulting from consolidation among Cadence’s customers and the possibility that the restructurings and other efforts to improve operational efficiency of Cadence’s customers could result in delays in purchases of Cadence’s products and services; (v) economic and industry conditions in regions in which Cadence does business; (vi) fluctuations in rates of exchange between the U.S. dollar and the currencies of other countries in which Cadence does business; (vii) capital expenditure requirements, legislative or regulatory requirements, interest rates and Cadence’s ability to access capital and debt markets; (viii) the acquisition of other companies or technologies or the failure to successfully integrate and operate these companies or technologies Cadence acquires, including the potential inability to retain customers, key employees or vendors; (ix) the effects of Cadence’s efforts to improve operational efficiency in its business, including strategic, customer and supplier relationships, and its ability to retain key employees; (x) events that affect the reserves or settlement assumptions Cadence may take from time to time with respect to accounts receivable, taxes, litigation or other matters; and (xi) the effects of any litigation or other proceedings to which Cadence is or may become a party.
For a detailed discussion of these and other cautionary statements related to Cadence’s business, please refer to Cadence’s filings with the U.S. Securities and Exchange Commission, which include Cadence’s most recent reports on Form 10-K and Form 10-Q, including Cadence’s future filings.

GAAP to Non-GAAP Reconciliation

Non-GAAP financial measures should not be considered as a substitute for or superior to measures of financial performance prepared in accordance with generally accepted accounting principles, or GAAP. Investors are encouraged to review the reconciliation of non-GAAP financial measures contained within this press release with their most directly comparable GAAP financial results. Investors are also encouraged to look at the GAAP results as the best measure of financial performance.

To supplement Cadence’s financial results presented on a GAAP basis, Cadence management uses non-GAAP measures that it believes are helpful in understanding Cadence’s performance. One such measure is non-GAAP net income, which is a financial measure not calculated under GAAP. Non-GAAP net income is calculated by Cadence management by taking GAAP net income and excluding, as applicable, amortization of intangible assets and debt discount related to convertible notes, stock-based compensation expense, acquisition and integration-related costs including retention expenses, special charges (comprised of executive severance costs), investment gains or losses, income or expenses related to Cadence’s non-qualified deferred compensation plan, restructuring and other significant items not directly related to Cadence’s core business operations, and the income tax effect of non-GAAP pre-tax adjustments.

Cadence’s management uses non-GAAP net income because it excludes items that are generally not directly related to the performance of the company’s core business operations and therefore provides supplemental information to Cadence’s management and investors regarding the performance of the business operations, facilitates comparisons to the historical operating results and allows the review of Cadence’s business from the same perspective as Cadence’s management, including forecasting and budgeting.
The following tables reconcile the specific items excluded from GAAP net income and GAAP net income per diluted share in the calculation of non-GAAP net income and non-GAAP net income per diluted share for the periods shown below:

Net Income Reconciliation	Three Months Ended
	December 31, 2016	January 2, 2016
	(unaudited)
(in thousands)
Net income on a GAAP basis	$38,477	$80,374
Amortization of acquired intangibles	14,474	15,826
Stock-based compensation expense	29,231	24,660
Non-qualified deferred compensation expenses	544	575
Restructuring and other charges	26,342	347
Acquisition and integration-related costs	1,433	1,596
Special charges*	—	916
Other income or expense related to investments and non-qualified deferred compensation plan assets**	(655)	(579)
Income tax effect of non-GAAP adjustments	(14,672)	(28,627)
Net income on a non-GAAP basis	$95,174	$95,088

*	Comprised of executive severance costs.

**
Includes, as applicable, equity in losses or income from investments, write-down of investments, gains or losses on sale of investments and gains or losses on non-qualified deferred compensation plan assets recorded in other income or expense.

Net Income Reconciliation	Years Ended
	December 31, 2016	January 2, 2016
	(unaudited)
(in thousands)
Net income on a GAAP basis	$203,086	$252,417
Amortization of acquired intangibles	60,482	64,248
Stock-based compensation expense	109,217	92,341
Non-qualified deferred compensation expenses (credits)	1,741	(369)
Restructuring and other charges	40,955	4,511
Acquisition and integration-related costs	11,268	7,975
Special charges*	—	916
Amortization of debt discount on convertible notes	—	7,496
Other income or expense related to investments and non-qualified deferred compensation plan assets**	(4,672)	(1,979)
Income tax effect of non-GAAP adjustments	(70,847)	(86,650)
Net income on a non-GAAP basis	$351,230	$340,906

*	Comprised of executive severance costs.

**
Includes, as applicable, equity in losses or income from investments, write-down of investments, gains or losses on sale of investments and gains or losses on non-qualified deferred compensation plan assets recorded in other income or expense.

Diluted Net Income per Share Reconciliation	Three Months Ended
	December 31, 2016	January 2, 2016
	(unaudited)
(in thousands, except per share data)
Diluted net income per share on a GAAP basis	$0.14	$0.26
Amortization of acquired intangibles	0.05	0.05
Stock-based compensation expense	0.10	0.08
Non-qualified deferred compensation expenses	—	—
Restructuring and other charges	0.09	—
Acquisition and integration-related costs	0.01	0.01
Special charges*	—	—
Other income or expense related to investments and non-qualified deferred compensation plan assets**	—	—
Income tax effect of non-GAAP adjustments	(0.05)	(0.09)
Diluted net income per share on a non-GAAP basis	$0.34	$0.31
Shares used in calculation of diluted net income per share — GAAP***	278,917	310,512
Shares used in calculation of diluted net income per share — non-GAAP***	278,917	310,512

*	Comprised of executive severance costs.

**
Includes, as applicable, equity in losses or income from investments, write-down of investments, gains or losses on sale of investments and gains or losses on non-qualified deferred compensation plan assets recorded in other income or expense.

***
Shares used in the calculation of GAAP net income per share are expected to be the same as shares used in the calculation of non-GAAP net income per share, except when the company reports a GAAP net loss and non-GAAP net income, or GAAP net income and a non-GAAP net loss.

Diluted Net Income per Share Reconciliation	Years Ended
	December 31, 2016	January 2, 2016
	(unaudited)
(in thousands, except per share data)
Diluted net income per share on a GAAP basis	$0.70	$0.81
Amortization of acquired intangibles	0.21	0.21
Stock-based compensation expense	0.37	0.30
Non-qualified deferred compensation expenses (credits)	0.01	—
Restructuring and other charges	0.14	0.01
Acquisition and integration-related costs	0.04	0.03
Special charges*	—	—
Amortization of debt discount on convertible notes	—	0.02
Other income or expense related to investments and non-qualified deferred compensation plan assets**	(0.02)	(0.01)
Income tax effect of non-GAAP adjustments	(0.24)	(0.28)
Diluted net income per share on a non-GAAP basis	$1.21	$1.09
Shares used in calculation of diluted net income per share — GAAP***	291,256	312,302
Shares used in calculation of diluted net income per share — non-GAAP***	291,256	312,302

*	Comprised of executive severance costs.

**
Includes, as applicable, equity in losses or income from investments, write-down of investments, gains or losses on sale of investments and gains or losses on non-qualified deferred compensation plan assets recorded in other income or expense.

***
Shares used in the calculation of GAAP net income per share are expected to be the same as shares used in the calculation of non-GAAP net income per share, except when the company reports a GAAP net loss and non-GAAP net income, or GAAP net income and a non-GAAP net loss.

Cadence expects that its corporate representatives will meet privately during the quarter with investors, the media, investment analysts and others. At these meetings, Cadence may reiterate the business outlook published in this press release. At the same time, Cadence will keep this press release, including the business outlook, publicly available on its website.
Prior to the start of the Quiet Period (described below), the public may continue to rely on the business outlook contained herein as still being Cadence’s current expectations on matters covered unless Cadence publishes a notice stating otherwise.
Beginning March 17, 2017, Cadence will observe a Quiet Period during which the business outlook as provided in this press release and the most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q no longer constitute the company’s current expectations. During the Quiet Period, the business outlook in these documents should be considered historical, speaking as of prior to the Quiet Period only and not subject to any update by the company. During the Quiet Period, Cadence’s representatives will not comment on Cadence’s business outlook, financial results or expectations. The Quiet Period will extend until the day when Cadence’s first quarter 2017 earnings release is published, which is currently scheduled for April 24, 2017.

For more information, please contact:
Investors and Shareholders
Alan Lindstrom
Cadence Design Systems, Inc.
408-944-7100
investor_relations@cadence.com
Media and Industry Analysts
Craig Cochran
Cadence Design Systems, Inc.
408-944-7039
newsroom@cadence.com

Cadence Design Systems, Inc.
Condensed Consolidated Balance Sheets
December 31, 2016 and January 2, 2016
(In thousands)
(Unaudited)

	December 31, 2016	January 2, 2016
Current assets:
Cash and cash equivalents	$465,232	$616,686
Short-term investments	3,057	94,498
Receivables, net	157,171	164,848
Inventories	39,475	56,762
Prepaid expenses and other	37,099	31,441
Total current assets	702,034	964,235
Property, plant and equipment, net of accumulated depreciation of $612,961 and $581,345, respectively	238,607	228,599
Goodwill	572,764	551,772
Acquired intangibles, net of accumulated amortization of $267,723 and $216,589, respectively	258,814	296,482
Long-term receivables	12,949	4,498
Other assets	311,740	299,929
Total assets	$2,096,908	$2,345,515
Current liabilities:
Revolving credit facility	$50,000	$—
Accounts payable and accrued liabilities	239,496	238,022
Current portion of deferred revenue	296,066	298,285
Total current liabilities	585,562	536,307
Long-term liabilities:
Long-term portion of deferred revenue	66,769	30,209
Long-term debt	643,493	343,288
Other long-term liabilities	59,314	59,596
Total long-term liabilities	769,576	433,093
Stockholders’ equity	741,770	1,376,115
Total liabilities and stockholders’ equity	$2,096,908	$2,345,515

Cadence Design Systems, Inc.
Condensed Consolidated Income Statements
For the Three Months and Years Ended December 31, 2016 and January 2, 2016
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Years Ended
	December 31, 2016	January 2, 2016	December 31, 2016	January 2, 2016
Revenue:
Product and maintenance	$436,694	$413,489	$1,683,771	$1,578,944
Services	32,286	27,590	132,312	123,147
Total revenue	468,980	441,079	1,816,083	1,702,091
Costs and expenses:
Cost of product and maintenance	57,410	40,679	183,291	155,659
Cost of services	18,638	20,223	73,201	82,794
Marketing and sales	98,091	103,552	395,194	402,432
Research and development	181,516	161,970	735,340	637,567
General and administrative	29,977	26,789	125,106	109,982
Amortization of acquired intangibles	3,889	5,679	18,095	23,716
Restructuring and other charges	26,342	347	40,955	4,511
Total costs and expenses	415,863	359,239	1,571,182	1,416,661
Income from operations	53,117	81,840	244,901	285,430
Interest expense	(6,364)	(4,200)	(23,670)	(28,311)
Other income, net	5,481	2,510	15,922	10,477
Income before provision (benefit) for income taxes	52,234	80,150	237,153	267,596
Provision (benefit) for income taxes	13,757	(224)	34,067	15,179
Net income	$38,477	$80,374	$203,086	$252,417
Net income per share - basic	$0.14	$0.27	$0.71	$0.88
Net income per share - diluted	$0.14	$0.26	$0.70	$0.81
Weighted average common shares outstanding - basic	272,578	297,433	284,502	288,018
Weighted average common shares outstanding - diluted	278,917	310,512	291,256	312,302

Cadence Design Systems, Inc.
Condensed Consolidated Statements of Cash Flows
For the Years Ended December 31, 2016 and January 2, 2016
(In thousands)
(Unaudited)

	Years Ended
	December 31, 2016	January 2, 2016
Cash and cash equivalents at beginning of year	$616,686	$932,161
Cash flows from operating activities:
Net income	203,086	252,417
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	119,588	118,165
Amortization of debt discount and fees	1,069	9,402
Stock-based compensation	109,217	92,341
Gain on investments, net	(4,725)	(2,124)
Gain on sale of property, plant and equipment	(923)	—
Deferred income taxes	(4,869)	(13,148)
Other non-cash items	4,027	646
Changes in operating assets and liabilities, net of effect of acquired businesses:
Receivables	(3,299)	(44,732)
Inventories	4,934	(1,120)
Prepaid expenses and other	(6,903)	(1,380)
Other assets	(6,566)	(1,558)
Accounts payable and accrued liabilities	2,655	15,321
Deferred revenue	30,742	(27,019)
Other long-term liabilities	(3,154)	(19,011)
Net cash provided by operating activities	444,879	378,200
Cash flows from investing activities:
Purchases of available-for-sale securities	(20,525)	(96,531)
Proceeds from the sale of available-for-sale securities	55,619	60,949
Proceeds from the maturity of available-for-sale securities	57,762	31,316
Proceeds from the sale of long-term investments	2,917	4,570
Proceeds from the sale of property, plant and equipment	923	—
Purchases of property, plant and equipment	(53,712)	(44,808)
Cash paid in business combinations and asset acquisitions, net of cash acquired	(41,627)	—
Net cash provided by (used for) investing activities	1,357	(44,504)
Cash flows from financing activities:
Proceeds from term loan	300,000	—
Proceeds from revolving credit facility	115,000	—
Payment on revolving credit facility	(65,000)	—
Payment of debt issuance costs	(622)	—
Payment of convertible notes	—	(349,999)
Payment of convertible notes embedded conversion derivative liability	—	(530,643)
Proceeds from convertible notes hedges	—	530,643
Excess tax benefits from stock-based compensation	—	15,591
Proceeds from issuance of common stock	55,440	74,938
Stock received for payment of employee taxes on vesting of restricted stock	(37,226)	(33,651)
Payments for repurchases of common stock	(960,289)	(333,189)
Net cash used for financing activities	(592,697)	(626,310)
Effect of exchange rate changes on cash and cash equivalents	(4,993)	(22,861)
Decrease in cash and cash equivalents	(151,454)	(315,475)
Cash and cash equivalents at end of period	$465,232	$616,686

Cadence Design Systems, Inc.
(Unaudited)
Revenue Mix by Geography (% of Total Revenue)

	2015					2016
GEOGRAPHY	Q1	Q2	Q3	Q4	Year	Q1	Q2	Q3	Q4	Year
Americas	47%	48%	48%	48%	47%	49%	47%	46%	48%	48%
Asia	24%	23%	25%	25%	24%	22%	24%	27%	25%	24%
Europe, Middle East and Africa	19%	20%	18%	17%	19%	19%	20%	19%	19%	19%
Japan	10%	9%	9%	10%	10%	10%	9%	8%	8%	9%
Total	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%

Revenue Mix by Product Group (% of Total Revenue)

	2015					2016
PRODUCT GROUP	Q1	Q2	Q3	Q4	Year	Q1	Q2	Q3	Q4	Year
Functional Verification, including Emulation and Prototyping Hardware	23%	21%	23%	25%	23%	26%	27%	24%	25%	25%
Digital IC Design and Signoff	28%	29%	28%	28%	28%	30%	27%	28%	30%	29%
Custom IC Design	27%	27%	26%	25%	26%	25%	26%	27%	25%	25%
System Interconnect and Analysis	11%	11%	10%	10%	11%	9%	10%	10%	9%	10%
IP	11%	12%	13%	12%	12%	10%	10%	11%	11%	11%
Total	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%

Cadence Design Systems, Inc.
As of February 1, 2017
Impact of Non-GAAP Adjustments on Forward Looking Diluted Net Income Per Share
(Unaudited)

	Three Months Ending April 1, 2017	Year Ending December 30, 2017
	Forecast	Forecast
Diluted net income per share on a GAAP basis	$0.19 to $0.21	$0.89 to $0.99
Amortization of acquired intangibles	0.05	0.20
Stock-based compensation expense	0.11	0.47
Acquisition and integration-related costs	0.01	0.01
Income tax effect of non-GAAP adjustments	(0.06)	(0.25)
Diluted net income per share on a non-GAAP basis†	$0.30 to $0.32	$1.32 to $1.42

Cadence Design Systems, Inc.
As of February 1, 2017
Impact of Non-GAAP Adjustments on Forward Looking Net Income
(Unaudited)

	Three Months Ending April 1, 2017	Year Ending December 30, 2017
($ in millions)	Forecast	Forecast
Net income on a GAAP basis	$53 to $59	$248 to $276
Amortization of acquired intangibles	14	56
Stock-based compensation expense	31	132
Acquisition and integration-related costs	1	3
Income tax effect of non-GAAP adjustments	(16)	(71)
Net income on a non-GAAP basis†	$83 to $89	$368 to $396

†	The non-GAAP measures presented in the table above should not be considered a substitute for financial results and measures determined or calculated in accordance with GAAP.